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                                                                    Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-92724, No. 333-29907 and No. 333-82057) pertaining to the
Louis Dreyfus Natural Gas Corp. Stock Option Plan, the Registration Statement (Form S-8, No. 333-77185) pertaining to the Louis Dreyfus Natural Gas Corp. Non-Employee Director Deferred Compensation Program, the Registration Statement (Form S-3 No. 333-21321) and the Registration Statement (Form S-8, No. 333-37490) pertaining to the Louis Dreyfus Natural Gas Corp. 2000 Employee Stock Purchase Plan and related Prospectuses of our report dated February 5, 2001, with respect to the consolidated financial statements and schedule of Louis Dreyfus Natural Gas Corp. included in the Annual Report on Form 10-K for the year ended December 31, 2000.



                                                 ERNST & YOUNG LLP

Oklahoma City, Oklahoma
February 27, 2001